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                                                                    Exhibit 4.17
                                                                    ------------

                FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT


         This First Amendment (this "First Amendment") to the Securities Purchase Agreement (the "Securities Purchase Agreement"), dated January 19, 2006, among Synova Healthcare Group, Inc., a Nevada corporation (the "Company"), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a "Purchaser" and collectively the "Purchasers"), is dated and effective as of March 16, 2006. All capitalized terms not otherwise defined herein shall have the definitions ascribed to them in the Securities Purchase Agreement.

         WHEREAS, in accordance with Section 5.4 of the Securities Purchase Agreement, the Company and the holders of a majority of the Shares purchased under the Securities Purchase Agreement in transactions exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereunder desire to amend the Securities Purchase Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1. Definitions. Certain of the definitions in Section 1.1 of the Securities Purchase Agreement are hereby amended to read as follows:

                  (a) The definition "Closing Date" shall be amended to reflect that (i) the Closing Date with respect to purchasers in the Regulation S offering shall be April 14, 2006, and (ii) the Closing Date for all other purchasers shall be January 19, 2006.

                  (b) The definition "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated January 19, 2006, as amended.

         2. Anti-Dilution Rights. The first sentence of Section 4.9(a) of the Securities Purchase Agreement shall be amended so that the phrase "less than $2.00" shall be deleted and replaced with "less than $1.50."

         3. Consideration. As consideration for each Purchaser's agreement to execute and deliver this First Amendment, the Company shall deliver to each Purchaser hereunder 41,666 shares of Common Stock. Such shares of Common Stock shall be issued in accordance with all of the applicable terms and conditions of the Securities Purchase Agreement, as amended by this First Amendment. Notwithstanding Section 4.9(a) of the Securities Purchase Agreement, all shares of Common Stock issued pursuant to this Section 3 shall have piggyback registration rights with respect to the Registration Statement, in accordance with Section 6(e) of the Registration Rights Agreement.

         4. No Other Provisions Affected. Except as set forth above, the remaining provisions of the Securities Purchase Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

                                            Address for Notice:
                                            -------------------

SYNOVA HEALTHCARE GROUP, INC.               SYNOVA HEALTHCARE GROUP, INC.
                                            Rose Tree Corporate Center
                                            1400 N. Providence Road
By:__________________________________       Suite 6010, Building II
    Name:  Stephen E. King                  Media, PA 19063
    Title: Chief Executive Officer



With a copy to (which shall not constitute notice)

BLANK ROME LLP
One Logan Square
Philadelphia, PA  19103
Attention:  Alan L. Zeiger, Esquire







                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                     SIGNATURE PAGES FOR PURCHASERS FOLLOW]



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        [PURCHASER SIGNATURE PAGES TO FIRST AMENDMENT TO THE SECURITIES
                               PURCHASE AGREEMENT]


         IN WITNESS WHEREOF, the undersigned have caused this First Amendment to the Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity:______________________________________________________

Signature of Authorized Signatory of Investing Entity:_________________________

Name of Authorized Signatory:__________________________________________________

Title of Authorized Signatory:_________________________________________________

Email Address of Authorized Entity:____________________________________________



Address for Notice of Investing Entity:





Address for Delivery of Securities for Investing Entity (if not same as above):


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